Exhibit 99.(4)(a)(1)

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

Base Policy:	Last Survivor Flexible Premium Variable Universal Life Insurance
Policy Date:	[May 1, 2022]
Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]
Owner:	[JOHN DOE]
[State Department of Insurance:	(XXX) XXX-XXXX]

Premiums

Planned [Annual] Premium:	$[2,747.25]
7 Pay Premium:	$[5,043.80]
[Guideline Single Premium:	$[17,593.26]]
[Guideline Level Premium:	$[1,327.58]]
Minimum* Premium Payment:	$[50.00]
*Unless a lower premium payment is required to keep the Policy In Force.
[Premium Band:	$[817.00]]

Premium Type

Basic Premium:	This is equal to all premium paid in a policy year, except for any Internal Premium.
[[General Account] Surplus Premium:	This is equal to all Basic Premium that is applied [to the General Account] in a policy year, that exceeds the Premium Band.]]
Internal Premium:	This is equal to any premium that is received from a replacement or a conversion of an existing Pacific Life policy.

Premium Load Rate

Maximum Basic Premium Load Rate:	[6.90]%
[Maximum General Account Surplus Premium Load Rate:	[20.00]%]
Maximum Internal Premium Load Rate:	[6.90]%

Face Amount Adjustments

Initial Date of Decrease:	[ 1st] Policy Anniversary
Maximum Fee per Evaluation of Insurability:	$[200.00]
Minimum Basic Face Amount Following Requested Decrease:	$[100,000]

ICC22 S22PLS	Page [1]

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

Withdrawal Conditions

Initial Date of Withdrawal:	[1st] Policy Anniversary
Maximum Fee for Each Withdrawal:	$[25.00]
Minimum Amount of Each Withdrawal:	$[200.00]
Minimum Net Cash Surrender Value After Withdrawal:	$[500.00]
Minimum Basic Face After Withdrawal:	$[100,000]

Monthly Deduction Factors

Monthly Deduction End Date:	[May 1, 2108]
Administrative Charge Per Month:	$[15.00]

Maximum Monthly Asset Charge Rate:	[0.035% (equivalent to 0.42% annually)]

Accounts

Account Addition Method:

[Account Additions will be added to the Investment Options under the Policy according to the Payment Instructions on file, except:

•                  Additional Credits attributed to the Fixed Options will be added proportionately to the Fixed Options; and

•                  Additional Credits attributed to the Variable Options will be added proportionately to the Variable Options.]

Account Addition Factors:

Premium payments;

Loan repayments;

Any Additional Credits;

[Monthly Deductions or other policy credits (excluding any interest credits other than Loan Interest Credits) that increase the Accumulated Value under the policy;] and

[Credits under certain riders, if any, which increase the Accumulated Value under the policy.]

Account Deduction Method:	[Account Deductions reduce the Investment Options under the Policy and will be taken proportionately from the Fixed Account Value and the Variable Account Value until each have been reduced to zero.]

Account Deduction Factors:

Monthly Deductions that reduce the Accumulated Value under the policy;

Any Withdrawal from the policy, including any Withdrawal Fee;

Policy Loans;

Any distribution in order to maintain tax qualification under Code Section 7702 (see Tax Qualification as Life Insurance) or to maintain the policy as a non-MEC under Code Section 7702A (see Modified Endowment Contract Tax Status);

[Payments, charges and fees under certain riders, if any;] and

[Any charge, fee, or distribution that reduces the policy’s Accumulated Value.]

Separate Account:	Pacific Select Exec Separate Account

ICC22 S22PLS	Page [2]

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

Additional Credit

At our discretion, on a non-guaranteed basis, we may credit the Accumulated Value with an additional amount. The additional amount, if any, will be credited no less frequently than annually. We determine any Additional Credit by calculating an additional credit factor. The factor will be used to calculate a Fixed Account Additional Credit, and Variable Account Additional Credit. Any Fixed Account Additional Credit and Variable Account Additional Credit will be credited [as an Account Addition]. Once credited, any additional amount attributable to the Additional Credit is nonforfeitable except indirectly due to any Surrender Charge.

Loan Account Value

Minimum Loan Amount:	$[200.00]
Guaranteed Annual Loan Interest Charge Rate:	[2.25]%
Guaranteed Annual Loan Interest Credit Rate:	[2.00]%
Interest Calculation Method:	[Simple]

Basis of Values Conditions

Guaranteed Interest Rate for Fixed Options:	[1.00]% Annually. Any excess interest declared by us will be guaranteed for one year.
Basis of Value Mortality Table:

2017 CSO Mortality Tables adopted by the NAIC on April 6, 2016, ultimate only, age nearest birthday, composite (not smoker distinct), sex distinct with 50% male and 50% female blend for unisex, capped at 0.083333 per month.

General Transfer and Allocation Limitations

Free Look Transfer Date:	[15] days after the first day the Policy is In Force.
Total Number of Transfers Permitted Per Calendar Year:	25
Minimum Transfer Amount:	$500
Remaining Balance Amount:	$500
Excess Transfer Charge:	$25 for each transfer exceeding [12] per policy year

[Allocations to the Fixed Options Limitations:

Aggregate allocations to the Fixed Options are limited during the most recent 12 months for all policies in which You have any ownership interest or to which payments are made by a single payor, to $1,000,000.]

Reinstatement Conditions

Reinstatement Period:	3 Years

Suicide Exclusion

Suicide Exclusion Period:	[2 Years] from Policy Date

[Juvenile Insured Conditions

Post-Juvenile Insured Age:	Age [18]
Post-Juvenile Risk Class:	[Standard Smoker] ]

ICC22 S22PLS	Page [3]

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

Available Death Benefit Options

Option A:

When elected, the Death Benefit equals the Total Face Amount.  When this Death Benefit Option is In Effect, taking a withdrawal may decrease the Total Face Amount as described in the Withdrawals provision of the Policy.

Option B:

When elected, the Death Benefit equals the Total Face Amount plus the Accumulated Value.  When this Death Benefit Option is In Effect, taking a Withdrawal does not reduce the Total Face Amount, but rather, reduces the Accumulated Value, which has the effect of reducing the Death Benefit that would be payable.

[Option C:

When elected, the Death Benefit equals the Total Face Amount plus the sum of the premiums paid minus the sum of any withdrawals taken and any other distribution that reduces the Accumulated Value, provided that such result is limited to the amount shown as the “Option C Death Benefit Limit”.  When this Death Benefit Option is In Effect, taking a withdrawal does not reduce the Total Face Amount, but rather increases the sum of the withdrawals, which has the effect of reducing the Death Benefit.  For the purpose of Death Benefit Option C calculations, Accelerated Death Benefits are not considered distributions.  Under this option, the Death Benefit may be less than the Total Face Amount.]

Death Benefit Qualification Test

Death Benefit Qualification Test in Effect:	[Cash Value Accumulation Test] [Guideline Premium Test]

Death Benefit Elements

Net Amount At Risk Factor:	[1.0008295]
Death Benefit Option In Effect:	[A]
[Option C Death Benefit Limit:	$[XX,XXX,XXX*] *In the event that the Death Benefit Option is changed from Option C to Option A or B, the Option C Death Benefit Limit will no longer apply to this Policy.]
Permitted Death Benefit Option Change(s):	[The Death Benefit Option may be changed to Option A or B beginning in Policy Year [3]. [Changes to Option C from either Option A or B are not permitted.]]

Illustration Conditions

Maximum Fee for Illustration Requests Per Policy Year:	$[25.00]

ICC22 S22PLS	Page [4]

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

[Distribution Program

[Systematic Distribution Program:

This is a program of periodic distribution of Policy values that we designate as a Systematic Distribution Program.  We reserve the right to discontinue such a program at any time.  The program includes periodic distribution to you of a portion of the Policy’s Accumulated Value through Policy loans and Withdrawals while the Insured is alive, and the Policy is In Force.  Before entering any such program, consult with your Producer/Representative and your tax advisor as distributions may have tax ramifications.]]

ICC22 S22PLS	Page [5]

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

Summary of Coverages Effective on The Policy Date

P22SVL	Basic Life Coverage [(Guaranteed Issue)]
S22PLS
	Face Amount:	[$100,000]
	Insured:	[JOHN DOE]
	Sex and Age: Risk Class:	[Male 35] [Standard Nonsmoker]
	Additional Insured	[JANE DOE]
	Sex and Age:	[Female 35]
	Risk Class:	[Standard Nonsmoker]

R12TIV	ACCELERATED DEATH BENEFIT RIDER FOR TERMINAL ILLNESS

	Eligible Coverage:	Base Policy
[Other]

	Insured:	[JOHN DOE][*
*This Rider is only effective if this Insured is the Survivor Insured]
	[Insured:	[JANE DOE]]
	[Effective Date]	[October 10, 2023]

ICC22 S22PLS	Page [6]

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

[Maximum Surrender Charge Effective at

Beginning of Coverage Year [(Guaranteed Issue)]

Insured:	[John Doe]

[Maximum Surrender Charges are reduced by 1/12 of the Reduction Factor on each Monthly Payment Date.]

Coverage Year	Surrender Charge	Reduction Factor
[1	$2680.80	$0.00
2	$2680.80	$134.40
3	$2546.40	$134.40
4	$2412.00	$134.40
5	$2277.60	$267.60
6	$2010.00	$267.60
7	$1742.40	$268.80
8	$1473.60	$267.60
9	$1206.00	$402.00
10	$804.00	$536.40
11	$267.60	$0.00
12	$267.60	$0.00
13	$267.60	$0.00
14	$267.60	$267.60
15+	$0.00	$0.00]]

[Note: From time to time, we may provide for a reduction of surrender charges on certain internal exchanges.]

ICC22 S22PLS	Page [7]

POLICY NUMBER:  [XXXXXXXXXX]

POLICY SPECIFICATIONS

Table of Cost of Insurance (COI) Rates

for Basic Life Coverage [(Guaranteed Issue)]

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Maximum Monthly Cost of Insurance Rates Per $1000.00 of Net Amount at Risk Applicable to this Coverage.

Policy Year	COI Rate	Policy Year	COI Rate	Policy Year	COI Rate
[1	0.11420	30	0.80520	59	20.24350
2	0.12510	31	0.89100	60	21.89610
3	0.13510	32	0.98280	61	23.37870
4	0.14680	33	1.07970	62	25.34290
5	0.15850	34	1.18520	63	27.50320
6	0.17180	35	1.30350	64	29.93860
7	0.18440	36	1.44140	65	32.62170
8	0.19520	37	1.60490	66	35.52070
9	0.20020	38	1.79600	67	38.34190
10	0.20610	39	2.01720	68	41.25060
11	0.21190	40	2.26640	69	44.19530
12	0.21780	41	2.54020	70	47.11980
13	0.22280	42	2.83630	71	49.95900
14	0.22860	43	3.15590	72	52.64660
15	0.23450	44	3.50430	73	56.64960
16	0.24450	45	3.89660	74	61.08170
17	0.25790	46	4.34480	75	66.01940
18	0.27370	47	4.86390	76	71.55390
19	0.29210	48	5.43720	77	77.81150
20	0.31300	49	6.15320	78	83.33330
21	0.33810	50	6.98110	79	83.33330
22	0.36660	51	7.94390	80	83.33330
23	0.39920	52	9.06070	81	83.33330
24	0.43600	53	10.33800	82	83.33330
25	0.47960	54	11.78270	83	83.33330
26	0.52900	55	13.34950	84	83.33330
27	0.58690	56	15.02480	85	83.33330
28	0.65150	57	16.75710	86	83.33330
29	0.72450	58	18.50020	87+	0]

ICC22 S22PLS	Page [8]

POLICY NUMBER:  [VP999999990]

POLICY SPECIFICATIONS

Table of Maximum Monthly Coverage Charges

for Basic Life Coverage [(Guaranteed Issue)]

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Policy Year	Coverage Charge	Policy Year	Coverage Charge	Policy Year	Coverage Charge
[1	$80.84	30	$80.84	59	$80.84
2	$80.84	31	$80.84	60	$80.84
3	$80.84	32	$80.84	61	$80.84
4	$80.84	33	$80.84	62	$80.84
5	$80.84	34	$80.84	63	$80.84
6	$80.84	35	$80.84	64	$80.84
7	$80.84	36	$80.84	65	$80.84
8	$80.84	37	$80.84	66	$80.84
9	$80.84	38	$80.84	67	$80.84
10	$80.84	39	$80.84	68	$80.84
11	$80.84	40	$80.84	69	$80.84
12	$80.84	41	$80.84	70	$80.84
13	$80.84	42	$80.84	71	$80.84
14	$80.84	43	$80.84	72	$80.84
15	$80.84	44	$80.84	73	$80.84
16	$80.84	45	$80.84	74	$80.84
17	$80.84	46	$80.84	75	$80.84
18	$80.84	47	$80.84	76	$80.84
19	$80.84	48	$80.84	77	$80.84
20	$80.84	49	$80.84	78	$80.84
21	$80.84	50	$80.84	79	$80.84
22	$80.84	51	$80.84	80	$80.84
23	$80.84	52	$80.84	81	$80.84
24	$80.84	53	$80.84	82	$80.84
25	$80.84	54	$80.84	83	$80.84
26	$80.84	55	$80.84	84	$80.84
27	$80.84	56	$80.84	85	$80.84
28	$80.84	57	$80.84	86	$80.84
29	$80.84	58	$80.84	87+	$0.00]

ICC22 S22PLS	Page [9]

POLICY NUMBER:  [VP999999990]

POLICY SPECIFICATIONS

[Table of Minimum Death Benefit Percentages – Cash Value Accumulation Test

Applicable on the Policy Date

Insured:	[JOHN DOE]
Additional Insured:	[JANE DOE]

Policy Year	Minimum Death Benefit Percentage	Policy Year	Minimum Death Benefit Percentage	Policy Year	Minimum Death Benefit Percentage
[1	259%	23	164%	45	120%
2	236%	24	162%	46	118%
3	232%	25	159%	47	117%
4	228%	26	156%	48	116%
5	224%	27	154%	49	115%
6	220%	28	151%	50	114%
7	216%	29	149%	51	113%
8	213%	30	147%	52	112%
9	209%	31	145%	53	111%
10	206%	32	142%	54	110%
11	202%	33	140%	55	109%
12	199%	34	138%	56	109%
13	195%	35	136%	57	108%
14	192%	36	134%	58	107%
15	189%	37	132%	59	107%
16	185%	38	131%	60	106%
17	182%	39	129%	61	106%
18	179%	40	127%	62	105%
19	176%	41	126%	63	104%
20	173%	42	124%	64	103%
21	170%	43	123%	65	102%
22	167%	44	121%	66+	101%]]

ICC22 S22PLS	Page [10]

POLICY NUMBER:  [VP999999990]

POLICY SPECIFICATIONS

[Table of Minimum Death Benefit Percentages – Guideline Premium Test

Applicable on the Policy Date

Insured:	[John Doe]

	Death Benefit		Death Benefit		Death Benefit		Death Benefit
Age	Percentage	Age	Percentage	Age	Percentage	Age	Percentage
[0-40	250%	50	185%	60	130%	70	115%
41	243%	51	178%	61	128%	71	113%
42	236%	52	171%	62	126%	72	111%
43	229%	53	164%	63	124%	73	109%
44	222%	54	157%	64	122%	74	107%
45	215%	55	150%	65	120%	75-90	105%
46	209%	56	146%	66	119%	91	104%
47	203%	57	142%	67	118%	92	103%
48	197%	58	138%	68	117%	93	102%
49	191%	59	134%	69	116%	94+	101%]]

ICC22 S22PLS	Page [11]